UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2019

VELT INTERNATIONAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

273 E. Hillcrest Drive

Thousand Oaks, CA 91360
(323) 713-3244

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

A. On January 24, 2019, the Company entered into and closed an Acquisition Agreement with THF International (Hong Kong) Ltd., a Hong Kong company (“THF Hong Kong”) (“THF”) and the shareholders of THF Hong Kong (the “Shareholders”), pursuant to which the Company acquired 100% of the issued and outstanding capital stock of THF Hong Kong in exchange for 8,000,000 shares of the Company’s common stock, valued on January 24, 2019 at $2,000,000. Through its two subsidiaries THF Hong Kong operates a cancer treatment clinic and medical device company and a management company, respectively, both of which are located in South Africa. Rural Asset Management Services, Inc., a majority shareholder of the Company, owns 90% of THF Hong Kong. Although the acquisition was not an arms-length transaction, the Company believes that the purchase price paid was reasonable and below THF Hong Kong’s market value.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

B. Also, on January 25, 2019, the Company entered into and closed an Acquisition Agreement with Natural Health Farm (Labuan) Inc. (“NHF”) and the shareholders of NHF (the “Shareholders”), pursuant to which the Company acquired 100% of the issued and outstanding capital stock of NHF in exchange for 40,000,000 shares of the Company’s common stock, valued on January 25, 2019 at $10,000,000. The Company shall obtain a valuation report on the value of NHF and the exact purchase price in Company shares will be the valuation price or $10,000,000, whichever is less. NHF is a Malaysian company concentrating on clinical life sciences and holds an exclusive license for registering and commercializing Photosoft technology for treatment of all cancers in the Sub-Sahara African region. The technology has been licensed in Australia, New Zealand, China, Malaysia and Sub-Sahara Africa. The human clinical trial efforts have started in Australia and China conducted by Hudson Medical Institute, Australia.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the document, which is filed as an exhibit to this report and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 B. of this report is incorporated by reference into this Item 3.02.  The issuance of the 8,000,000 shares and 40,000,000 shares of Common Stock pursuant to the Acquisition Agreements were made in reliance on the exemption from registration afforded under Section 4(2), of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D and/or Regulation S promulgated thereunder.  Such offer and sale were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by the Purchaser in connection with the issuance by the Company of the Shares.

Item 7.01	Regulation FD Disclosure

On January 29, 2019, the Company issued a press release announcing the acquisitions of THF Hong Kong and NHF. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of Basic’s under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)

Financial Statements of Business Acquired.

In regard to the acquisition of THF Hong Kong and NHF, the Registrant hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-K was due for filing.

(b)

Pro Forma Financial Statements.

In regard to the acquisitions of THF Hong Kong and NHF, the Registrant hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d) Exhibits

No .	Description
10.1	Acquisition Agreement between the Company and THF International (Hong Kong) Ltd. dated January 24, 2019.
10.2	Acquisition Agreement between the Company and Natural Health Farm Inc. dated January 24, 2019.
99.1	Press Release issued January 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VELT INTERNATIONAL GROUP INC.

Dated: January 31, 2019	By:	/s/ Ali Kasa
Ali Kasa
President

3